Exhibit 99.1

HANMI FINANCIAL EARNS $8.0 MILLION, OR $0.05 PER SHARE IN 2Q11

CONTINUES PROFITABILITY FOR THIRD CONSECUTIVE QUARTER

LOS ANGELES – July 21, 2011 – Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, today reported it earned $8.0 million, or $0.05 per diluted share, for the second quarter of 2011. These results include a $2.2 million non-recurring expense related to its unconsummated capital raising efforts which involve Woori Finance Holdings, Ltd. and a planned equity offering that it declined to complete. Hanmi’s performance marks the third consecutive profitable quarter following the $10.4 million, or $0.07 per diluted share, earned in the first quarter of 2011 and $5.3 million, or $0.04 per diluted share, earned in the fourth quarter of 2010. In the first six months of 2011, Hanmi earned $18.4 million, or $0.12 per diluted share, compared to a loss of $78.7 million or $1.54 per diluted share in the first six months of 2010.

“Our second quarter further established the recovery of our core franchise with continued profitability and solid investor interest in the equity offering we previously initiated,” said Jay S. Yoo, President and Chief Executive Officer. “Although the offering was fully subscribed, with excess demand, our Board of Directors was not satisfied with the pricing offered and did not believe it to be in the best interest of our shareholders to complete the offering at that time. Our capital ratios, including the Bank’s tangible equity ratio, exceed all regulatory requirements, and our continuing profitability and the gradual improvement of our asset quality give us the flexibility to wait for more favorable market conditions.”

Second Quarter and First Half 2011 Highlights (at or for the period ended June 30, 2011)

•

Hanmi’s second quarter net income of $8.0 million, or $0.05 per diluted share, was the third consecutive quarterly profit and brought earnings for the first half of 2011 to $18.4 million, or $0.12 per diluted share. These results include a one-time $2.2 million expense related to unconsummated capital raising efforts.

•

Non-performing assets (NPAs) declined 40% year-over-year to $159.8 million, or 5.90% of total assets, from $266.2 million, or 9.13% of total assets in the second quarter of 2010. NPAs increased by $5.5 million from the immediately preceding quarter. The ratio of non-performing loans (NPLs) current on payments to total NPLs was 48.6% compared to 35.2% at March 31, 2011 and 23.9% at June 30, 2010.

•

Delinquent loans in accrual status, which are 30 to 89 days past due, were $15.6 million, down from $20.7 million in the preceding quarter and down from $21.7 million a year ago, reflecting the positive trend of lesser loans migrating to delinquent status.

•

There was no provision for credit losses recorded during the second quarter and first-half of 2011. Improving credit quality of the loan portfolio and reductions in net charge-offs allowed for the reduction of the allowance for loan losses this quarter. Total net charge-offs declined to $16.5 million in the second quarter of 2011 from $21.6 million in the first quarter of 2011, and down from $38.9 million in the second quarter of 2010. For the first half of 2011, net charge-offs totaled $38.1 million, down from $65.3 million in the first six months of 2010.

•	The ratio of the loan loss allowance to gross loans stood at 5.16%, compared to 7.05% a year ago.

•	Total assets were $2.71 billion, a decline of $168.8 million, or 5.9%, on a sequential quarter basis.

•

Due to the success of recent marketing initiatives together with a reinvigorated loan production, core deposits, which are total deposits less time deposits greater than $100,000, increased to $1.52 billion, up $66.3 million, or 4.6%, on a sequential quarter basis. Core deposits as of June 30, 2011 increased by $61.4 million when compared to the prior year period. Total deposits decreased slightly by $32.6 million, or 1.3%, to $2.40 billion during the second quarter from $2.43 billion for the preceding quarter.

•

Net interest margin (NIM) was 3.65% in the second quarter of 2011, down 1 basis point from 3.66% in the preceding quarter and up 9 basis points from 3.56% in the second quarter of 2010. Year-to-date NIM was up 4 basis points to 3.66% from 3.62% in the first six months of 2010.

•	The Bank’s tangible equity to tangible assets and total risk-based capital to assets were at 10.33% and 14.02%, respectively, at June 30, 2011.

Capital Management

At June 30, 2011, the Bank’s total risk-based capital ratio was 14.02% compared to 13.00% at March 31, 2011 and 7.35% at June 30, 2010. Tier 1 risk-based capital ratio at June 30, 2011 was 12.72% compared to 11.70% at March 31, 2011, and 6.02% at June 30, 2010. Tier 1 leverage ratio at June 30, 2011 was 9.70% compared to 9.08% at March 31, 2011 and 4.99% at June 30, 2010. The Bank’s tangible common equity to tangible assets ratio at June 30, 2011, was 10.33% compared to 9.10% at March 31, 2011 and 5.20% at June 30, 2010. All of the Bank’s capital ratios were above the minimum regulatory standards for being considered to be “well-capitalized” for regulatory purposes. The Bank’s tangible common equity to tangible assets ratio at June 30, 2011, now exceeds the 9.5% requirement set forth in the Final Order issued to Hanmi Bank by the California Department of Financial Institutions.

Asset Quality

NPLs increased to $158.5 million at June 30, 2011, up 4.5% from $151.7 million at March 31, 2011, and are down 34.5% from $242.1 million at June 30, 2010. Of the total NPLs, non-performers current on payments were $76.9 million, or 48.6% compared to $53.4 million or 35.2% at March 31, 2011 and $57.8 million or 23.9% at June 30, 2010. In addition, $22.6 million, or 14.3% of the total NPLs, were recorded at the lower of cost or fair value as they were classified as held for sale. Out of the total NPLs, $13.4 million is guaranteed by the Small Business Administration (SBA) and the State of California.

The following table shows NPLs by loan category:

Total Non-Performing Loans

(Dollars in Thousands)	06/30/2011	% of Total NPL	03/31/2011	% of Total NPL	12/31/2010	% of Total NPL	06/30/2010	% of Total NPL
Real Estate Loans:
Commercial Property
Retail	14,335	9.0%	8,669	5.7%	10,998	6.5%	24,459	10.1%
Land	25,184	15.9%	22,523	14.8%	26,808	15.9%	35,806	14.8%
Other	3,672	2.3%	5,108	3.4%	10,131	6.0%	17,601	7.3%
Construction	12,298	7.8%	23,421	15.4%	19,097	11.3%	9,823	4.1%
Residential Property	1,726	1.1%	2,014	1.3%	1,926	1.1%	2,612	1.1%

Commercial & Industrial Loans:
Commercial Term
Unsecured	8,389	5.3%	10,435	6.9%	17,065	10.1%	22,283	9.2%
Secured by Real Estate	54,754	34.5%	45,763	30.2%	45,946	27.2%	93,826	38.7%
Commercial Lines of Credit	2,905	1.8%	2,169	1.4%	2,798	1.7%	4,038	1.7%
SBA	31,163	19.7%	30,539	20.1%	33,085	19.6%	30,601	12.6%
International Loans	3,243	2.0%	123	0.1%	127	0.1%	566	0.2%

Consumer Loans	824	0.5%	966	0.6%	1,047	0.6%	518	0.2%

TOTAL NPL (1)	158,493	100.0%	151,730	100.0%	169,028	100.0%	242,133	100.0%

(1)	Includes loans held for sale of $22.6 million, $26.9 million, $26.6 million and $23.7 million as of June 30, 2011, March 31, 2011, December 31, 2010 and June 30, 2010, respectively.

“While NPLs did not decline as anticipated in the second quarter, our top priority is to work down NPLs through proactive note sales and to move delinquent loans through the collection process,” said J.H. Son, Executive Vice President and Chief Credit Officer. “The market conditions for note sales were temporarily softened in the second quarter. Consequently, we did not meet our target NPL sales in the quarter. With expectations that the NPL market will improve in the coming quarters, we plan to pursue a more intense note sales strategy.”

Sale of OREO continued during the second quarter of 2011, with five properties valued at $2.4 million sold for net proceeds of $1.8 million, resulting in a $462,000 net loss. In the first half of 2011, Hanmi sold eight properties valued at $4.4 million for net proceeds of $3.6 million resulting in a net loss of $681,000. OREO totaled $1.3 million at June 30, 2011, down from $2.6 million at March 31, 2011, and down from $24.1 million at June 30, 2010.

“The number and severity of loans that are just beginning to show stress, specifically those less than 90 days delinquent, continues to decline,” Son said. Delinquent loans on accrual status, which are not included in total NPLs, decreased to $15.6million or 0.74% of gross loans at June 30, 2011, down from $20.7 million or 0.95% of gross loans at March 31, 2011.

The following table shows delinquent loans on accrual status by loan category:

Delinquent Loans on Accrual Status

(Dollars in Thousands)	06/30/2011	% of Total	03/31/2011	% of Total	12/31/2010	% of Total	06/30/2010	% of Total
Real Estate Loans:
Commercial Property
Retail			295	1.4%
Land			1,000	4.8%
Other	4,082	26.1%	2,247	10.8%			3,020	13.9%
Construction					4,894	22.8%
Residential Property	2,778	17.8%	2,069	10.0%	522	2.4%	1,708	7.9%

Commercial & Industrial Loans:
Commercial Term
Unsecured	2,079	13.3%	3,142	15.2%	3,620	16.9%	5,373	24.8%
Secured by Real Estate	4,625	29.6%	5,026	24.3%	7,251	33.8%	8,692	40.1%
Commercial Lines of Credit			1,457	7.0%	160	0.7%	50	0.2%
SBA	1,412	9.0%	5,295	25.6%	4,381	20.4%	2,409	11.1%
International Loans	99	0.6%

Consumer Loans	569	3.6%	180	0.9%	629	2.9%	450	2.1%

TOTAL (1)	15,644	100.0%	20,711	100.0%	21,457	100.0%	21,702	100.0%

(1)	Includes loans held for sale of $774,000 as of March 31, 2011.

The following table shows Hanmi’s credit quality trends since the second quarter of 2007:

Credit Quality Trends (Dollars in Thousands)

	Provision for Credit Losses	Net Charge-offs	Allowance for Loan Losses to Gross Loans (% )	30-89 Days Past Due to Gross Loans(% )	Non-performing Assets to Total Assets (% )
6/30/2011		16,501	5.16	0.74	5.90
3/31/2011		21,555	5.79	0.95	5.36
12/31/2010	5,000	35,249	6.44	0.95	5.95
9/30/2010	22,000	21,304	7.35	1.00	7.25
6/30/2010	37,500	38,946	7.06	0.87	9.13
3/31/2010	57,996	26,393	6.63	2.56	9.43
12/31/2009	77,000	57,312	5.14	1.46	7.76
9/30/2009	49,500	29,875	4.19	0.96	5.83
6/30/2009	23,934	23,597	3.33	1.51	5.20
3/31/2009	45,953	11,813	3.16	1.45	4.04
12/31/2008	25,450	18,622	2.11	1.23	3.14
9/30/2008	13,176	11,831	1.91	0.68	3.04
6/30/2008	19,229	8,220	1.88	0.94	2.91
3/31/2008	17,821	7,297	1.60	0.73	2.25
12/31/2007	20,704	11,628	1.33	0.61	1.37
9/30/2007	8,464	6,084	1.07	0.52	1.12
6/30/2007	3,023	2,518	1.05	0.52	0.61

One of the factors that have contributed to the improvement of asset quality is the on-going program for loan sales. During the second quarter of 2011, Hanmi sold 21 NPLs valued at $17.00 million for net proceeds of $17.6 million. In the first half of 2011, it sold 39 NPLs valued at $44.4 million with net proceeds of $45.5 million. At June 30, 2011, loans held for sale (LHFS) totaled $44.1 million, a reduction of $3.5 million, or 7.4%, from $47.6 million at March 31, 2011. For the first half of 2011, LHFS increased by $7.2 million, or 30.1%, from $36.6 million to $44.1 million, reflecting efforts to improve asset quality through the disposition of problem assets.

The following table presents the details of loans held for sale:

Loans Held for Sale

(Dollars in Thousands)	6/30/2011	3/31/2011	$ Change	% Change	12/31/2010	$ Change	% Change	6/30/2010	$ Change	% Change
Real Estate Loans:
Commercial Property
Retail		295	(295)					8,917	(8,917)	-100.0%
Land					1,082	(1,082)	-100%
Other	708	3,217	(2,509)	-78.0%	1,177	(469)	-39.8%	5,936	(5,228)	-88.1%
Construction					1,406	(1,406)	-100.0%
Residential Property	266		266						266

Commercial & Industrial Loans:
Commercial Term
Unsecured		65	(65)
Secured by Real Estate	12,857	24,979	(12,122)	-48.5%	14,893	(2,036)	-13.7%	8,810	4,047	45.9%
SBA	30,274	19,093	11,181	58.6%	18,062	12,212	67.6%	6,881	23,393	340.0%

TOTAL	44,105	47,649	(3,544)	-7.4%	36,620	7,219	30.1%	30,544	13,561	56.0%

At June 30, 2011, the allowance for loan losses was $109.0 million or 5.16% of gross loans. The ratio of loan loss reserves to loans peaked in September of 2010 at 7.35%, and has steadily declined over the past few quarters as credit metrics improved. The ratio of loan loss allowance to non-performing loans at June 30, 2011, was down to 69% from 73% at June 30, 2010. Second quarter charge-offs, net of recoveries, were $16.5 million, compared to $21.6 million in the first quarter of 2011 and $38.9 million in the second quarter of 2010.

Hanmi did not record a provision for credit losses due to the overall improvement in credit quality and existing high levels of reserves. Of the total $109.0 million of reserves, $250,000 was allocated to cover off-balance sheet items bringing the off-balance sheet reserve total to $2.4 million. The Company recorded a provision for credit losses of $37.5 million and $95.5 million in the second quarter and first half of 2010, respectively. With the improvement in overall credit metrics, provision expense in relations to loans has been minimal for the past two quarters. This assessment also takes into account many factors, including net loan charge-offs, non-accrual loans, specific reserves, risk-rating migration and changes in the portfolio composition and size.

Balance Sheet

Total assets decreased to $2.71 billion at the end of the second quarter of 2011, down 5.9% from $2.88 billion at March 31, 2011, and down 7.0% from $2.91 billion at June 30, 2010. The second quarter decrease in total assets was attributable to reductions in both investment securities and Federal Home Loan Bank (FHLB) borrowings. The main proceeds from the called bonds of $102.2 million in low yield callable agencies and from the sale of $95.6 million in longer duration bonds were used to pay off the $150 million of FHLB advance that came due in June 2011.

Gross loans, net of deferred loan fees, were $2.11 billion at June 30, 2011, down 2.8% from $2.17 billion at March 31, 2011, and down 15.6% from $2.50 billion at June 30, 2010. Average gross loans, net of deferred loan fees, decreased to $2.14 billion for the second quarter of 2011, down 18.2% from $2.61 billion for the second quarter of 2010, and declined 4.3% from $2.23 billion for the first quarter of 2011. The slight decline in loan balance in the second quarter of 2011 reflects continued progress in reducing the number of problem loans, partially offset by new loans originated and a lower level of charge-offs made in the quarter.

Average investment securities portfolio more than tripled to $497.1 million for the second quarter of 2011 from $158.5 million for the second quarter of 2010. However, the investment portfolio decreased $148.1 million, or 27.5%, to $391 million at June 30, 2011, from $539.2 million at March 31, 2011. The decline was the direct result of Hanmi’s rate risk minimization strategy where longer-duration securities were sold and shorter-duration securities were purchased in anticipation of rising rates. The securities portfolio contains mostly high-quality short and mid-term investments that are selected to provide a relatively stable source of interest income, while maintaining sufficient liquidity. U.S. Government agency bonds, mortgage backed securities and securities collateralized by residential mortgages guaranteed by U.S. Government sponsored entities account for 90% of the securities portfolio. “To minimize interest rate risk, we will continue to invest at the short end of the yield curve, “said Yoo.

Including secured off-balance sheet lines of credit, total available liquidity to Hanmi was $951 million at June 30, 2011, representing 35.1% of total assets and 39.7% of total deposits.

Average deposits decreased by 1.3% to $2.43 billion for the second quarter of 2011 compared to $2.46 billion for the preceding quarter, and decreased 7.3% from $2.62 billion for the second quarter of 2010. The reduction in average deposits was almost entirely due to the successful strategy to reduce time deposits, particularly non-retail deposits, including brokered time deposits and funds raised from rate listing services.

The improvement in the deposit mix which resulted from our new marketing campaign and renewed loan production efforts, contributed to lower interest costs. “With our new marketing campaign and proactive loan production efforts, we have gotten off to a great start in rebuilding our core deposit base. Core deposits now account for 49.9% of total deposits, up from, 44.2% a year ago, with many of our former customers now returning to bank with us,” said Yoo.

Total deposits decreased by 1.3% from the preceding quarter and decreased 6.9% year-over-year. Both the quarterly and annual decline in total deposits was primarily due to reductions in time deposits over $100,000, including a $98.9 million, or 10.1% decrease for the second quarter and $238.1 million, or 21.3% decrease for the year. Total deposits were $2.40 billion at June 30, 2011, compared to $2.43 billion at March 31, 2011, and $2.58 billion at June 30, 2010. There are no brokered deposits in the deposit mix at quarter-end.

Results of Operations

Net interest income, before the provision for credit losses, totaled $25.5 million for the second quarter of 2011, and $51.6 million for the first six months of 2011, down 2.4% in the quarter and 3.8% year over year. Interest and dividend income was down 3.7% in the second quarter of 2011 while interest expense fell 8.0%. Year to date, interest and dividend income was down 10.4% and interest expense fell 27.6%.

The average yield on the loan portfolio improved 19 basis points to 5.49% in the second quarter of 2011 compared to 5.30% in the second quarter of 2010, and was down 12 basis points from 5.61% in the first quarter of 2011. The yield decline in the second quarter of 2011 compared to the preceding quarter was due to increases in interest reversals on non-accrual loans and decreases in recoveries on loans moving out of non-accrual status. The average yield on loans for the first six months of 2011 was up 21 basis points to 5.55% from 5.34% for the first six months of 2010.

The cost of average interest-bearing deposits in the second quarter of 2011 was down 9 basis points to 1.35% from 1.44% in the preceding quarter and down 37 basis points from 1.72% in the second quarter of 2010. Year-to-date, the cost of deposits was down 40 basis points to 1.40% from 1.80% for the first six months of 2010. As a result, NIM of 3.65% was almost flat in the second quarter of 2011 compared to 3.66% in the first quarter of 2011, and was up 9 basis points from 3.56% in the second quarter of 2010. For the first six months of 2011, NIM was up 4 basis points to 3.66% from 3.62% for the first six months of 2010.

Non-interest income in the second quarter of 2011 was $6.0 million, up 9.2% from $5.5 million in the first quarter of 2011, and down 9.9% from $6.7 million in the second quarter of 2010. For the first six months of 2011, non-interest income was down 15.8% to $11.5 million from $13.7 million for the first six months of 2010. The year-over-year decrease in non-interest income is due to decreases in service charges on deposit accounts and net gains on sales of loans and securities. Service charges on deposit accounts decreased to $6.4 million for the first half of 2011 compared to $7.3 million for the first half of 2010, reflecting a decrease in NSF service charges, due to better balance management by customers and regulatory reforms on these fees. For the first half of 2011, Hanmi recognized $2.9 million valuation adjustment on LHFS, the majority of which was offset by $2.5 million gains from the sales of LHFS. The net amount of $415,000 was recorded as net loss on sales of loans. For the first half of 2011, Hanmi posted a net loss on sales of investment securities of $70,000 compared to a gain of $105,000 in the first half of 2010.

Non-interest expense in the second quarter of 2011 increased to $22.9 million, up 8.7% from $21.1 million in the preceding quarter and down 7.6% from $24.8 million in the second quarter of 2010. For the first six months of 2011, non-interest expense decreased 13.8% to $43.9 million from $51.0 million in the first six months of 2010. The notable year-over-year improvements were primarily attributable to lower OREO expenses, FDIC deposit insurance assessments and other regulatory costs. These savings were partially offset by the $2.2 million in expenses associated with the unconsummated capital raising efforts.

Conference Call Information

Management will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (857) 350.1684 at 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (617) 801-6888, using access code #15398023 where it will be archived until August 11, 2011.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward –looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including, in particular Item 1A of our Form 10K for the year ended March 31, 2011, as well as current and periodic reports filed with the U.S. Securities and Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Contact: Hanmi Financial Corporation
David Yang	Investor Relations Officer	(213) 637-4798

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	June 30, 2011	March 31, 2011	% Change	December 31, 2010	% Change	June 30, 2010	% Change
ASSETS
Cash and Due from Banks	$67,166	$67,507	(0.5)%	$60,983	10.1%	$60,034	11.9%
Interest-Bearing Deposits in Other Banks	131,757	83,354	58.1%	158,737	(17.0)%	170,711	(22.8)%
Federal Funds Sold	—	19,500	—	30,000	—	20,000	—

Cash and Cash Equivalents	198,923	170,361	16.8%	249,720	(20.3)%	250,745	(20.7)%

Investment Securities	391,045	539,194	(27.5)%	413,963	(5.5)%	191,094	—

Loans:
Gross Loans, Net of Deferred Loan Fees	2,112,698	2,173,415	(2.8)%	2,267,126	(6.8)%	2,503,426	(15.6)%
Allowance for Loan Losses	(109,029)	(125,780)	(13.3)%	(146,059)	(25.4)%	(176,667)	(38.3)%

Loans Receivable, Net	2,003,669	2,047,635	(2.1)%	2,121,067	(5.5)%	2,326,759	(13.9)%

Accrued Interest Receivable	7,512	8,796	(14.6)%	8,048	(6.7)%	7,802	(3.7)%
Premises and Equipment, Net	16,869	17,165	(1.7)%	17,599	(4.1)%	17,917	(5.8)%
Other Real Estate Owned, Net	1,340	2,642	(49.3)%	4,089	(67.2)%	24,064	(94.4)%
Due from Customers on Acceptances	1,629	805	—	711	—	1,072	52.0%
Servicing Assets	2,545	2,698	(5.7)%	2,890	(11.9)%	3,356	(24.2)%
Other Intangible Assets, Net	1,825	2,015	(9.4)%	2,233	(18.3)%	2,754	(33.7)%
Investment in FHLB and FRB Stock, at Cost	32,565	33,649	(3.2)%	34,731	(6.2)%	36,339	(10.4)%
Bank-Owned Life Insurance	27,813	27,581	0.8%	27,350	1.7%	26,874	3.5%
Income Taxes Receivable	9,188	9,188	—	9,188	—	9,697	(5.2)%
Other Assets	15,912	17,937	(11.3)%	15,559	2.3%	16,477	(3.4)%

TOTAL ASSETS	$2,710,835	$2,879,666	(5.9)%	$2,907,148	(6.8)%	$2,914,950	(7.0)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$600,812	$576,733	4.2%	$546,815	9.9%	$574,843	4.5%
Interest-Bearing	1,797,563	1,854,207	(3.1)%	1,919,906	(6.4)%	2,000,271	(10.1)%

Total Deposits	2,398,375	2,430,940	(1.3)%	2,466,721	(2.8)%	2,575,114	(6.9)%
Accrued Interest Payable	14,226	14,184	0.3%	15,966	(10.9)%	14,024	1.4%
Bank Acceptances Outstanding	1,629	805	—	711	—	1,072	52.0%
Federal Home Loan Bank Advances	3,479	153,565	(97.7)%	153,650	(97.7)%	153,816	(97.7)%
Other Borrowings	1,034	1,386	(25.4)%	1,570	(34.1)%	3,062	(66.2)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—	82,406	—
Deferred Tax Liabilities	—	—	—	—	—	1,203	—
Accrued Expenses and Other Liabilities	11,321	12,329	(8.2)%	12,868	(12.0)%	11,073	2.2%

Total Liabilities	2,512,470	2,695,615	(6.8)%	2,733,892	(8.1)%	2,841,770	(11.6)%

Stockholders’ Equity	198,365	184,051	7.8%	173,256	14.5%	73,180	—

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,710,835	$2,879,666	(5.9)%	$2,907,148	(6.8)%	$2,914,950	(7.0)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Six Months Ended
	June 30, 2011	Mar 31, 2011	% Change	June 30, 2010	% Change	June 30, 2011	June 30, 2010	% Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$29,249	$30,905	(5.4)%	$34,486	(15.2)%	$60,154	$71,181	(15.5)%
Taxable Interest on Investment Securities	3,094	2,673	15.8%	1,359	—	5,767	2,443	—
Tax-Exempt Interest on Investment Securities	37	40	(7.5)%	77	(51.9)%	77	154	(50.0)%
Dividends on FRB and FHLB Stock	132	133	(0.8)%	123	7.3%	265	248	6.9%
Interest on Interest-Bearing Deposits in Other Banks	79	89	(11.2)%	99	(20.2)%	168	154	9.1%
Interest on Federal Funds Sold	27	35	(22.9)%	27	—	62	44	40.9%

Total Interest and Dividend Income	32,618	33,875	(3.7)%	36,171	(9.8)%	66,493	74,224	(10.4)%

INTEREST EXPENSE:
Interest on Deposits	6,192	6,735	(8.1)%	8,813	(29.7)%	12,927	18,517	(30.2)%
Interest on Junior Subordinated Debentures	711	698	1.9%	692	2.7%	1,409	1,361	3.5%
Interest on Federal Home Loan Bank Advances and Other Borrowings	240	333	(27.9)%	370	(35.1)%	573	716	(20.0)%

Total Interest Expense	7,143	7,766	(8.0)%	9,875	(27.7)%	14,909	20,594	(27.6)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,475	26,109	(2.4)%	26,296	(3.1)%	51,584	53,630	(3.8)%
Provision for Credit Losses	—	—	—	37,500	—	—	95,496	—

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	25,475	26,109	(2.4)%	(11,204)	—	51,584	(41,866)	—

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,278	3,141	4.4%	3,602	(9.0)%	6,419	7,328	(12.4)%
Insurance Commissions	1,203	1,260	(4.5)%	1,206	(0.2)%	2,463	2,484	(0.8)%
Remittance Fees	499	462	8.0%	523	(4.6)%	961	985	(2.4)%
Trade Finance Fees	328	297	10.4%	412	(20.4)%	625	763	(18.1)%
Other Service Charges and Fees	368	333	10.5%	372	(1.1)%	701	784	(10.6)%
Bank-Owned Life Insurance Income	233	230	1.3%	235	(0.9)%	463	466	(0.6)%
Net Gain (Loss) on Sales of Loans	(77)	(338)	(77.2)%	220	—	(415)	214	—
Net Gain (Loss) on Sales of Investment Securities	(70)	—	—	—	—	(70)	105	—
Other Operating Income	255	123	107.3%	106	—	378	552	(31.5)%

Total Non-Interest Income	6,017	5,508	9.2%	6,676	(9.9)%	11,525	13,681	(15.8)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	8,762	9,124	(4.0)%	9,011	(2.8)%	17,886	17,797	0.5%
Occupancy and Equipment	2,650	2,565	3.3%	2,674	(0.9)%	5,215	5,399	(3.4)%
Data Processing	1,487	1,399	6.3%	1,487	—	2,886	2,986	(3.3)%
Deposit Insurance Premiums and Regulatory Assessments	1,377	2,070	(33.5)%	4,075	(66.2)%	3,447	6,299	(45.3)%
Professional Fees	1,138	789	44.2%	1,022	11.4%	1,927	2,088	(7.7)%
Other Real Estate Owned Expense	806	829	(2.8)%	1,718	(53.1)%	1,635	7,418	(78.0)%
Directors and Officers Liability Insurance	733	734	(0.1)%	716	2.4%	1,467	1,433	2.4%
Expenses Related to Unconsummated Capital Raises	2,220	—	—	—	—	2,220	—	—
Other Operating Expenses	3,713	3,551	4.6%	4,062	(8.6)%	7,264	7,569	(4.0)%

Total Non-Interest Expense	22,886	21,061	8.7%	24,765	(7.6)%	43,947	50,989	(13.8)%

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	8,606	10,556	(18.5)%	(29,293)	—	19,162	(79,174)	—
Provision (Benefit) for Income Taxes	605	119	—	(36)	—	724	(431)	—

NET INCOME (LOSS)	$8,001	$10,437	(23.3)%	$(29,257)	—	$18,438	$(78,743)	—

EARNINGS (LOSS) PER SHARE:
Basic	$0.05	$0.07	(28.6)%	$(0.57)	—	$0.12	$(1.54)	—
Diluted	$0.05	$0.07	(28.6)%	$(0.57)	—	$0.12	$(1.54)	—
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	151,104,636	151,061,012		51,036,573		151,082,945	51,017,885
Diluted	151,258,390	151,287,573		51,036,573		151,257,350	51,017,885
SHARES OUTSTANDING AT PERIOD-END	151,258,390	151,258,390		51,198,390		151,258,390	51,198,390

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30, 2011	March 31, 2011	% Change	June 30, 2011	% Change	June 30, 2011	June 30, 2011	% Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,136,976	$2,234,110	(4.3)%	$2,611,178	(18.2)%	$2,185,274	$2,688,012	(18.7)%
Average Investment Securities	497,052	473,113	5.1%	158,543	—	485,148	142,034	—
Average Interest-Earning Assets	2,804,709	2,892,404	(3.0)%	2,965,975	(5.40)%	2,848,313	2,988,332	(4.7)%
Average Total Assets	2,836,967	2,906,253	(2.4)%	2,978,245	(4.7)%	2,871,419	3,031,917	(5.3)%
Average Deposits	2,427,934	2,458,836	(1.3)%	2,617,738	(7.3)%	2,443,299	2,640,224	(7.5)%
Average Borrowings	190,447	237,452	(19.8)%	240,189	(20.7)%	213,820	248,614	(14.0)%
Average Interest-Bearing Liabilities	2,025,392	2,133,097	(5.0)%	2,292,121	(11.6)%	2,078,947	2,326,367	(10.6)%
Average Stockholders’ Equity	189,528	178,221	6.3%	91,628	—	183,906	114,651	60.4%
Average Tangible Equity	187,595	176,082	6.5%	88,692	—	181,871	111,558	63.0%

PER SHARE DATA:
Earnings (Loss) Per Share - Basic	$0.05	$0.07		$(0.57)		$0.12	$(1.54)
Earnings (Loss) Per Share - Diluted	$0.05	$0.07		$(0.57)		$0.12	$(1.54)
Book Value Per Share (1)	$1.31	$1.22		$1.43		$1.31	$1.43
Tangible Book Value Per Share (2)	$1.30	$1.20		$1.38		$1.30	$1.38

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	1.13%	1.46%		(3.94)%		1.29%	(5.24)%
Return on Average Stockholders’ Equity	16.93%	23.75%		(128.07)%		20.22%	(138.50)%
Return on Average Tangible Equity	17.11%	24.04%		(132.31)%		20.44%	(142.34)%
Efficiency Ratio	72.67%	66.61%		75.11%		69.64%	75.75%
Net Interest Spread (3)	3.26%	3.27%		3.17%		3.26%	3.22%
Net Interest Margin (3)	3.65%	3.66%		3.56%		3.66%	3.62%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$125,780	$146,059	(13.9)%	$177,820	(29.3)%	$146,059	$144,996	0.7%
Provision Charged to Operating Expense	(250)	1,276	—	37,793	—	1,026	97,010	(98.9)%
Charge-Offs, Net of Recoveries	(16,501)	(21,555)	(23.4)%	(38,946)	(57.6)%	(38,056)	(65,339)	(41.8)%

Balance at End of Period	$109,029	$125,780	(13.3)%	$176,667	(38.3)%	$109,029	$176,667	(38.3)%

Allowance for Loan Losses to Total Gross Loans	5.16%	5.79%		7.05%		5.16%	7.05%
Allowance for Loan Losses to Total Non-Performing Loans	68.79%	82.90%		72.96%		68.79%	72.96%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$2,141	$3,417	(37.3)%	$2,655	(19.4)%	$3,417	$3,876	(11.8)%
Provision Charged to Operating Expense	250	(1,276)	—	(293)	—	(1,026)	(1,514)	(32.2)%

Balance at End of Period	$2,391	$2,141	11.7%	$2,362	1.2%	$2,391	$2,362	1.2%

(1)	Total stockholders’ equity divided by common shares outstanding.
(2)	Tangible equity divided by common shares outstanding. See “Non-GAAP Financial Measures.”
(3)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED) (Continued)

(Dollars in Thousands)

	June 30, 2011	March 31, 2011	% Change	December 31, 2010	% Change	June 30, 2010	% Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$158,493	$151,730	4.5%	$169,028	(6.2)%	$242,133	(34.5)%
Loans 90 Days or More Past Due and Still Accruing	—	—	—	—	—	—	—

Total Non-Performing Loans	158,493	151,730	4.5%	169,028	(6.2)%	242,133	(34.5)%
Other Real Estate Owned, Net	1,340	2,642	(49.3)%	4,089	(67.2)%	24,064	(94.4)%

Total Non-Performing Assets	$159,833	$154,372	3.5%	$173,117	(7.7)%	$266,197	(40.0)%

Total Non-Performing Loans/Total Gross Loans	7.50%	6.98%		7.45%		9.67%
Total Non-Performing Assets/Total Assets	5.90%	5.36%		5.95%		9.13%
Total Non-Performing Assets/Allowance for Loan Losses	146.6%	122.7%		118.5%		150.7%

DELINQUENT LOANS (Accrual Status)	$15,644	$20,711	(24.5)%	$21,457	(27.1)%	$21,702	(27.9)%

Delinquent Loans (Accrual Status)/Total Gross Loans	0.74%	0.95%		0.95%		0.87%

LOAN PORTFOLIO:
Real Estate Loans	$788,559	$815,928	(3.4)%	$856,527	(7.9)%	$928,819	(15.1)%
Commercial and Industrial Loans (4)	1,277,650	1,309,644	(2.4)%	1,360,865	(6.1)%	1,519,639	(15.9)%
Consumer Loans	46,500	48,120	(3.4)%	50,300	(7.6)%	55,790	(16.7)%

Total Gross Loans	2,112,709	2,173,692	(2.8)%	2,267,692	(6.8)%	2,504,248	(15.6)%
Deferred Loan Fees	(11)	(277)	(96.0)%	(566)	(98.1)%	(822)	(98.7)%

Gross Loans, Net of Deferred Loan Fees	2,112,698	2,173,415	(2.8)%	2,267,126	(6.8)%	2,503,426	(15.6)%
Allowance for Loan Losses	(109,029)	(125,780)	(13.3)%	(146,059)	(25.4)%	(176,667)	(38.3)%

Loans Receivable, Net	$2,003,669	$2,047,635	(2.1)%	$2,121,067	(5.5)%	$2,326,759	(13.9)%

LOAN MIX:
Real Estate Loans	37.3%	37.5%		37.8%		37.1%
Commercial and Industrial Loans	60.5%	60.2%		60.0%		60.7%
Consumer Loans	2.2%	2.3%		2.2%		2.2%

Total Gross Loans	100.0%	100.0%		100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand - Noninterest-Bearing	$600,812	$576,733	4.2%	$546,815	9.9%	$574,843	4.5%
Savings	110,935	113,513	(2.3)%	113,968	(2.7)%	127,848	(13.2)%
Money Market Checking and NOW Accounts	484,132	469,377	3.1%	402,481	20.3%	434,533	11.4%
Time Deposits of $100,000 or More	878,871	977,738	(10.1)%	1,118,621	(21.4)%	1,117,025	(21.3)%
Other Time Deposits	323,625	293,579	10.2%	284,836	13.6%	320,865	0.9%

Total Deposits	$2,398,375	$2,430,940	(1.3)%	$2,466,721	(2.8)%	$2,575,114	(6.9)%

DEPOSIT MIX:
Demand - Noninterest-Bearing	25.1%	23.7%		22.2%		22.3%
Savings	4.6%	4.7%		4.6%		5.0%
Money Market Checking and NOW Accounts	20.2%	19.3%		16.3%		16.9%
Time Deposits of $100,000 or More	36.6%	40.2%		45.3%		43.4%
Other Time Deposits	13.5%	12.1%		11.6%		12.4%

Total Deposits	100.0%	100.0%		100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	14.02%	13.00%		12.22%		7.35%
Tier 1 Risk-Based	12.72%	11.70%		10.91%		6.02%
Tier 1 Leverage	9.70%	9.08%		8.55%		4.99%
Tangible equity ratio	10.33%	9.10%		8.59%		5.20%

(4)

Commercial and industrial loans include owner-occupied property loans of $848.8 million, $864.7 million, $894.8 million and $995.1 million as of June 30, 2011, March 31, 2011, December 31, 2010 and June 30, 2010, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)

(Dollars in Thousands)

	Three Months Ended									Six Months Ended
	June 30, 2011			March 31, 2011			June 30, 2010			June 30, 2011			June 30, 2010
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$688,142	$9,386	5.47%	$721,933	$9,611	5.40%	$811,063	$10,351	5.12%	$704,944	$18,997	5.43%	$823,535	$21,725	5.32%
Construction	50,192	621	4.96%	60,221	508	3.42%	81,067	946	4.68%	55,178	1,129	4.13%	97,003	2,340	4.86%
Residential Property	59,323	679	4.59%	60,978	683	4.54%	69,937	932	5.35%	60,146	1,362	4.57%	71,996	1,715	4.80%

Total Real Estate Loans	797,657	10,686	5.37%	843,132	10,802	5.20%	962,067	12,229	5.10%	820,268	21,488	5.28%	992,534	25,780	5.24%
Commercial and Industrial Loans (1)	1,291,470	17,914	5.56%	1,342,271	19,392	5.86%	1,593,326	21,484	5.41%	1,316,730	37,306	5.71%	1,637,631	43,719	5.38%
Consumer Loans	48,017	562	4.69%	49,167	582	4.80%	56,684	738	5.22%	48,589	1,144	4.75%	58,928	1,587	5.43%

Total Gross Loans	2,137,144	29,162	5.47%	2,234,570	30,776	5.59%	2,612,077	34,451	5.29%	2,185,587	59,938	5.53%	2,689,093	71,086	5.33%
Prepayment Penalty Income	—	87	—	—	129	—	—	35	—	—	216	—	—	95	—
Unearned Income on Loans, Net of Costs	(168)	—	—	(460)	—	—	(899)	—	—	(313)	—	—	(1,081)	—	—

Gross Loans, Net	2,136,976	29,249	5.49%	2,234,110	30,905	5.61%	2,611,178	34,486	5.30%	2,185,274	60,154	5.55%	2,688,012	71,181	5.34%

Investment Securities:
Municipal Bonds - Taxable	13,603	140	4.12%	17,531	178	4.06%	—	—	—	15,556	318	4.09%	—	—	0.00%
Municipal Bonds -Nontaxable (2)	4,125	57	5.53%	4,466	62	5.55%	7,484	119	6.36%	4,294	119	5.54%	7,517	237	6.31%
U.S. Government Agency Securities	152,438	629	1.65%	146,312	623	1.70%	65,894	560	3.40%	149,392	1,252	1.68%	49,100	943	3.84%
Mortgage-Backed Securities	127,413	946	2.97%	114,830	639	2.23%	58,419	577	3.95%	121,156	1,585	2.62%	60,161	1,067	3.55%
Collateralized Mortgage Obligations	169,110	1,113	2.63%	156,583	977	2.50%	14,287	129	3.61%	162,881	2,090	2.57%	12,842	242	3.77%
Corporate Bonds	20,121	165	3.28%	20,205	167	3.31%	—	—	—	20,163	332	3.29%	—	—	0.00%
Other Securities	10,242	101	3.94%	13,186	89	2.70%	12,459	94	3.02%	11,706	190	3.25%	12,414	146,059	3.09%

Total Investment Securities (2)	497,052	3,151	2.54%	473,113	2,735	2.31%	158,543	1,479	3.73%	485,148	5,886	2.43%	142,034	2,681	3.78%

Other Interest-Earning Assets:
Equity Securities	34,078	133	1.56%	35,557	132	1.48%	37,979	123	1.30%	34,813	265	1.52%	38,671	248	1.28%
Federal Funds Sold and Securities Purchased Under Resale Agreements	7,067	9	0.51%	6,699	8	0.48%	12,198	16	0.52%	6,884	17	0.49%	13,152	33	0.50%
Term Federal Funds Sold	13,681	18	0.53%	19,778	27	0.55%	7,253	11	—	16,713	45	0.54%	3,646	11	0.60%
Interest-Bearing Deposits in Other Banks	115,855	79	0.27%	123,147	89	0.29%	138,824	99	0.29%	119,481	168	0.28%	102,817	154	0.30%

Total Other Interest-Earning Assets	170,681	239	0.56%	185,181	256	0.55%	196,254	249	0.51%	177,891	495	0.56%	158,286	446	0.56%

TOTAL INTEREST-EARNING ASSETS (2)	$2,804,709	$32,639	4.67%	$2,892,404	$33,896	4.75%	$2,965,975	$36,214	4.90%	$2,848,313	$66,535	4.71%	$2,988,332	$(1,276)	5.01%

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits:
Savings	$111,723	$734	2.64%	$113,080	$749	2.69%	$125,016	$922	2.96%	$112,398	$1,483	2.66%	$120,347	$1,746	2.93%
Money Market Checking and NOW Accounts	488,723	1,010	0.83%	448,807	1,002	0.91%	458,137	1,217	1.07%	468,875	2,012	0.87%	508,248	2,839	1.13%
Time Deposits of $100,000 or More	926,024	3,477	1.51%	1,051,340	4,059	1.57%	1,090,412	5,057	1.86%	988,336	7,536	1.54%	1,007,693	9,734	1.95%
Other Time Deposits	308,475	971	1.26%	282,418	925	1.33%	378,367	1,617	1.71%	295,518	1,896	1.29%	441,465	4,198	1.92%

Total Interest-Bearing Deposits	1,834,945	6,192	1.35%	1,895,645	6,735	1.44%	2,051,932	8,813	1.72%	1,865,127	12,927	1.40%	2,077,753	18,517	1.80%

Borrowings:
FHLB Advances	106,710	239	0.90%	153,609	333	0.88%	153,859	339	0.88%	130,030	572	0.89%	163,407	685	0.85%
Other Borrowings	1,331	1	0.30%	1,437	—	—	3,924	31	—	1,384	1	0.15%	2,801	31	2.23%
Junior Subordinated Debentures	82,406	711	3.46%	82,406	698	3.44%	82,406	692	3.37%	82,406	1,409	3.45%	82,406	1,361	3.33%

Total Borrowings	190,447	951	2.00%	237,452	1,031	1.76%	240,189	1,062	1.77%	213,820	1,982	1.87%	248,614	2,077	1.68%

TOTAL INTEREST-BEARING LIABILITIES	$2,025,392	$7,143	1.41%	$2,133,097	$7,766	1.48%	$2,292,121	$9,875	1.73%	$2,078,947	$14,909	1.45%	$2,326,367	$20,594	1.79%

NET INTEREST INCOME (2)		$25,496			$26,130			$26,339			$51,626			$53,714

NET INTEREST SPREAD (2)			3.26%			3.27%			3.17%			3.26%			3.22%

NET INTEREST MARGIN (2)			3.65%			3.66%			3.56%			3.66%			3.62%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans
(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi Bank and Hanmi Financial’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Bank and Hanmi Financial. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

HANMI BANK

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(Dollars in Thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO
Total Assets	$2,705,997	$2,872,804	$2,900,415	$2,907,089
Less Other Intangible Assets	(184)	(303)	(450)	(756)

Tangible Assets	$2,705,813	$2,872,501	$2,899,965	$2,906,333

Total Stockholders’ Equity	$279,712	$261,639	$249,637	$151,836
Less Other Intangible Assets	(184)	(303)	(450)	(756)

Tangible Stockholders’ Equity	$279,528	$261,336	$249,187	$151,080

Total Stockholders’ Equity to Total Assets Ratio	10.34%	9.11%	8.61%	5.22%
Tangible Common Equity to Tangible Assets Ratio	10.33%	9.10%	8.59%	5.20%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(Dollars in Thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO
Total Assets	$2,710,835	$2,879,666	$2,907,148	$2,914,950
Less Other Intangible Assets	(1,825)	(2,015)	(2,233)	(2,754)

Tangible Assets	$2,709,010	$2,877,651	$2,904,915	$2,912,196

Total Stockholders’ Equity	$198,365	$184,051	$173,256	$73,180
Less Other Intangible Assets	(1,825)	(2,015)	(2,233)	(2,754)

Tangible Stockholders’ Equity	$196,540	$182,036	$171,023	$70,426

Total Stockholders’ Equity to Total Assets Ratio	7.32%	6.39%	5.96%	2.51%
Tangible Common Equity to Tangible Assets Ratio	7.26%	6.33%	5.89%	2.42%